Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE Southern District of TexaS

HOUSTON DIVISION

)
In re:	)	Chapter 11
)
NINE ENERGY SERVICE, INC., et al.,[1]	)	Case No. 26-90295 (CML)
)
Debtors.	)	(Jointly Administered)
)

ORDER (I) APPROVING
THE DEBTORS’ DISCLOSURE
STATEMENT FOR THE JOINT PREPACKAGED
PLAN OF REORGANIZATION OF NINE ENERGY
SERVICE, INC. AND ITS DEBTOR AFFILIATES PURSUANT
TO CHAPTER 11 OF THE BANKRUPTCY CODE, (II) CONFIRMING
THE AMENDED JOINT PREPACKAGED PLAN OF REORGANIZATION
OF NINE ENERGY SERVICE, INC. AND ITS DEBTOR AFFILIATES PURSUANT
TO CHAPTER 11 OF THE BANKRUPTCY CODE, AND (III) GRANTING RELATED RELIEF

The above-captioned debtors (collectively, the “Debtors”)2 having:

a.	on February 1, 2026:

i.	entered into the restructuring support agreement (as may be amended, modified, or supplemented from time to time in accordance with its terms, the “RSA”) with holders of (1) over 70% of Senior Secured Notes Claims and (2) 100% of the Prepetition ABL Claims; and

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at https://dm.epiq11.com/NineEnergy. The location of Nine Energy Service, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 2001 Kirby Drive, Suite 200, Houston, TX 77019.

[2]	Capitalized terms used but not defined in these findings of fact, conclusions of law, and order (collectively, this “Confirmation Order”) have the meanings ascribed to them in the Amended Joint Prepackaged Plan of Reorganization of Nine Energy Service, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 173] (as modified, amended, or supplemented from time to time, the “Plan,” a copy of which is attached hereto as Exhibit A) or the Disclosure Statement for the Joint Prepackaged Plan of Reorganization of Nine Energy Service, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 6] (including all exhibits attached thereto, and as modified, amended, or supplemented from time to time, the “Disclosure Statement”), as applicable. The rules of interpretation set forth in Article I.B of the Plan apply herein.

ii.	commenced solicitation of votes to accept or reject the Plan by, among other things, commencing service of the Solicitation Packages[3] to Holders of Claims in Class 4 (Senior Secured Notes Claims), in accordance with the applicable provisions of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Bankruptcy Local Rules for the Southern District of Texas (the “Bankruptcy Local Rules”);

b.	after commencing solicitation of votes to accept or reject the Plan, on February 1, 2026 (the “Petition Date”), commenced these Chapter 11 Cases by Filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code;

c.	on February 1, 2026, and February 2, 2026 Filed:

i.	the Declaration of Guy Sirkes, Executive Vice President and Chief Financial Officer of Nine Energy Service, Inc., in Support of Chapter 11 Petitions and First Day Motions [Docket No. 4] (the “First Day Declaration”), detailing the facts and circumstances of these Chapter 11 Cases;

ii.	the Debtors’ First-Day Pleadings;

iii.	the Debtors’ Joint Prepackaged Plan of Reorganization of Nine Energy Service, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 5];

iv.	the Disclosure Statement [Docket No. 6]; and

v.	the Scheduling Motion, including the Ballots attached as Exhibits 3A and 3B thereto [Docket No. 7];

d.	obtained, on February 3, 2026, entry of the Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing, (II) Establishing a Plan Voting Deadline, Opt-Out Deadline, and Plan and Disclosure Statement Objection Deadline and Related Procedures, (III) Approving the Solicitation Procedures, (IV) Approving the Combined Hearing Notice, (V) Waiving the Requirements for the U.S. Trustee to Convene a Meeting of Creditors, (VI) Waiving the Requirements for the Debtors to File (A) Schedules and SOFAs and (B) Rule 2015.3 Financial Reports, and (VII) Granting Related Relief [Docket No. 66] (the “Scheduling Order”), approving:

i.	the Notice of (I) Commencement of Prepackaged Chapter 11 Bankruptcy Cases; (II) Hearing Approving the Disclosure Statement, Confirming the Joint Prepackaged Chapter 11 Plan, and Related Matters; and (III) Objection Deadlines and Summary of the Debtors’ Joint Prepackaged Chapter 11 Plan (the “Combined Hearing Notice”), attached to the Scheduling Order as Exhibit 1, which contained notice of the commencement of these Chapter 11 Cases, the date and time set for the Combined Hearing, and the deadline for Filing objections to the Plan and Disclosure Statement;

ii.	the notice of publication attached as Exhibit 2 to the Scheduling Order (the “Publication Notice”);

iii.	the Ballots attached to the Scheduling Order as Exhibits 3A and 3B; and

3	The solicitation packages (the “Solicitation Packages”) included (a) the Plan; (b) the Disclosure Statement (including all exhibits attached thereto); and (c) the respective Ballots for voting class as outlined in, and attached as exhibits to, the Debtors’ Emergency Motion for Entry of an Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing, (II) Establishing a Plan Voting Deadline, Opt-Out Deadline, and Plan and Disclosure Statement Objection Deadline and Related Procedures, (III) Approving the Solicitation Procedures, (IV) Approving the Combined Hearing Notice, (V) Waiving the Requirements for the U.S. Trustee to Convene a Meeting of Creditors, (VI) Waiving the Requirements for the Debtors to File (A) Schedules and SOFAs and (B) Rule 2015.3 Financial Reports, and (VII) Granting Related Relief [Docket No. 7] (the “Scheduling Motion”).

iv.	the Notice of (I) Non-Voting Status of Certain Claims and Interests (II) Opportunity for Holders of Such Claims and Interests to Opt Out of the Plan Release (the “Opt-Out Form”), attached to the Scheduling Order as Exhibit 4, that was distributed to Holders of Claims in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 3 (Prepetition ABL Claims), Class 5 (General Unsecured Claims), Class 8 (Nine Energy Equity Interests), and Class 9 (Section 510(b) Claims);

e.	on February 3, 2026, Filed the Certificate of Service regarding the Debtors’ prepetition service of solicitation materials on Holders of Claims in Class 4 (Senior Secured Notes Claims) [Docket No. 47] (together with the Proof of Publication (as defined below), the “Affidavits”);

f.	on or before February 6, 2026, commenced service of (a) the Opt-Out Form, and (b) the Combined Hearing Notice on Holders of Claims or Interests deemed to accept or reject the Plan;

g.	on February 10, 2026, and February 11, 2026, respectively, published a version of the Publication Notice, modified for publication in The New York Times (national and international edition), as evidenced by Proof of Publication of The New York Times [Docket No. 131] and the Proof of Publication of The New York Times International Edition [Docket No.130] (collectively, the “Proof of Publication”).

h.	on February 23, 2026, Filed the Plan Supplement for the Debtors’ Joint Prepackaged Plan of Reorganization of Nine Energy Service, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 151] (as modified, amended, or supplemented from time to time, the “Plan Supplement” and which, for purposes of the Plan and this Confirmation Order, is included in the definition of “Plan”);

i.	on March 3, 2026, Filed:

i.	the Declaration of Guy Sirkes in Support of Confirmation of the Amended Joint Prepackaged Plan of Reorganization of Nine Energy Service, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 177] (the “Sirkes Declaration”);

i.	the Declaration of Scott Schwinger in Support of Confirmation of the Amended Joint Prepackaged Plan of Reorganization of Nine Energy Service, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 181] (the “Schwinger Declaration”);

ii.	the Declaration of David M. Cunningham in Support of Confirmation of the Amended Joint Prepackaged Plan of Reorganization of Nine Energy Service, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 176] (the “Cunningham Declaration”);

iii.	the Declaration of David Rush in Support of (I) Approval of the Debtors’ Disclosure Statement on a Final Basis and (II) Confirmation of the Amended Joint Prepackaged Plan of Reorganization of Nine Energy Service, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 175] (the “Rush Declaration” and, together with the Sirkes Declaration, the Schwinger Declaration, and the Cunningham Declaration, the “Confirmation Declarations”);

iv.	the Declaration of Stephenie Kjontvedt on behalf of Epiq Corporate Restructuring, LLC Regarding the Solicitation and Tabulation of Votes on the Amended Joint Prepackaged Plan of Reorganization of Nine Energy Service, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, which detailed the results of the Plan voting process [Docket No. 178] (the “Voting Report”); and

v.	the Debtors’ Memorandum of Law in Support of an Order (I) Approving the Debtors’ Disclosure Statement for the Joint Prepackaged Plan of Nine Energy Service, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, (II) Confirming the Amended Joint Prepackaged Plan of Reorganization of Nine Energy Service, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, and (III) Granting Related Relief [Docket No. 178] (the “Confirmation Brief”);

j.	on March 3, 2026, Filed the Amended Joint Prepackaged Plan of Reorganization of Nine Energy Service, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 173]; and

k.	operated their businesses and managed their properties during these Chapter 11 Cases as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

The United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) having:

a.	reviewed the solicitation procedures in the Scheduling Motion regarding votes to accept or reject the Plan (the “Solicitation Procedures”);

b.	heard the statements and arguments made by counsel and parties with respect to the approval of the requested relief in the Scheduling Motion, including the approval of the Solicitation Procedures and the Confirmation Schedule (as defined in the Scheduling Motion), and approved the relief requested therein;

c.	taken notice of the Plan, the Disclosure Statement, the Scheduling Motion, the Plan Supplement, the Confirmation Brief, the Confirmation Declarations, the Voting Report, the Combined Hearing Notice, the Affidavits, and all filed pleadings, exhibits, statements, and comments regarding approval of the Disclosure Statement and Confirmation, including any and all objections, statements, and reservations of rights;

d.	reviewed the discharge, compromises, settlements, releases, exculpations, and injunctions set forth in Article VIII of the Plan;

e.	held a hearing on March 4, 2026, at 12:00 p.m., prevailing Central Time, pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code to consider approval of the Disclosure Statement and Confirmation (the “Combined Hearing”);

f.	heard the statements and arguments made by counsel and parties-in-interest in respect of both approval of the Disclosure Statement and Confirmation;

g.	considered all oral representations, testimony, documents, filings, and other evidence regarding both approval of the Disclosure Statement and Confirmation;

h.	overruled, including for any reasons stated on the record of the Confirmation Hearing, any and all objections to approval of the Disclosure Statement and Confirmation and all statements and reservations of rights not consensually resolved, waived, settled, or withdrawn unless otherwise indicated herein or on the record at the Confirmation Hearing; and

i.	taken judicial notice of all pleadings and other documents Filed, all orders entered, and all evidence and arguments presented in these Chapter 11 Cases.

NOW, THEREFORE, it appearing to the Bankruptcy Court that notice of the Combined Hearing and the opportunity for any party in interest to object to both approval of the Disclosure Statement and Confirmation were adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and that the legal and factual bases set forth in the documents Filed in support of both approval of the Disclosure Statement and Confirmation and other evidence presented at the Combined Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court makes and issues the following findings of fact and conclusions of law, and orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A. Findings and Conclusions.

1. The determinations, findings, judgments, decrees, orders, and conclusions set forth herein and in the record of the Combined Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

B. Jurisdiction, Venue, and Core Proceeding.

2. The Bankruptcy Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. § 1334. The Bankruptcy Court has exclusive jurisdiction to determine whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively. Venue is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409. Approval of the Disclosure Statement and Confirmation are core proceedings as defined in 28 U.S.C. § 157(b)(2).

C. Eligibility for Relief.

3. The Debtors were and are Entities eligible for relief under section 109 of the Bankruptcy Code, and the Debtors are proper proponents of the Plan under section 1121(a) of the Bankruptcy Code.

D. Commencement and Joint Administration of these Chapter 11 Cases.

4. On the Petition Date, each of the Debtors commenced a voluntary case under chapter 11 of the Bankruptcy Code. On February 2, 2026, the Bankruptcy Court entered an order [Docket No. 28] authorizing the procedural consolidation and joint administration of these chapter 11 cases pursuant to Bankruptcy Rule 1015(b) and Bankruptcy Local Rule 1015-1. Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No request for the appointment of a trustee or examiner has been made in these Chapter 11 Cases.

E. Burden of Proof—Confirmation of the Plan.

5. The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1123, 1129(a), and 1129(b) of the Bankruptcy Code by a preponderance of the evidence or the applicable evidentiary standard for Confirmation. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard.

F. Notice.

6. As evidenced by the Affidavits and the Voting Report, the Debtors provided due, adequate, and sufficient notice of the commencement of these Chapter 11 Cases, the Disclosure Statement, the Plan (and the opportunity to opt out of the Third-Party Release therein), the Plan Supplement, and the Combined Hearing, in compliance with all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, including Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Bankruptcy Local Rules, and the Scheduling Order. Further, the Plan, Disclosure Statement, Scheduling Order, Combined Hearing Notice, and all other documents Filed in these Chapter 11 Cases were and continue to be available at no charge to all members of the public on the case website maintained by the Claims and Noticing Agent at: https://dm.epiq11.com/NineEnergy. No other or further notice is or shall be required.

G. Disclosure Statement.

7. The Disclosure Statement contains (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable non-bankruptcy laws, rules, and regulations, including the Securities Act, and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein. The Filing of the Disclosure Statement with the Bankruptcy Court satisfied Bankruptcy Rule 3016(b). The Debtors’ use of the Disclosure Statement in solicitation of acceptances of the Plan is approved and the Disclosure Statement is approved on a final basis pursuant to this Confirmation Order.

H. Ballots.

8. Class 4 (Senior Secured Notes Claims) is the only class of claims entitled under the Plan to vote to accept or reject the Plan (the “Voting Class”).

9. The ballots the Debtors used to solicit votes to accept or reject the Plan from Holders of Claims in the Voting Class (the “Ballots”) adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for Holders of Claims in the Voting Class to vote to accept or reject the Plan.

I. Solicitation.

10. The solicitation of votes on the Plan was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and any other applicable rules, laws, and regulations, including the Securities Act.

11. As described in the Confirmation Declarations, the Voting Report, the Affidavits, the Scheduling Motion, and the Confirmation Brief, prior to the Petition Date, the Debtors caused the Solicitation Packages to be transmitted and served to all Holders of Class 4 Senior Secured Notes Claims that held such Claims as of January 30, 2026 (the “Voting Record Date”) in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Bankruptcy Local Rules, and any applicable non-bankruptcy law. The posting and service of the Solicitation Packages were timely, adequate, and sufficient under the facts and circumstances of these Chapter 11 Cases. The establishment and notice of the Voting Record Date was reasonable and sufficient, and the period during which the Debtors solicited votes to accept or reject to the Plan was a reasonable and sufficient period for Holders of Claims in the Voting Class to make an informed decision to accept or reject the Plan and complies with Bankruptcy Rule 2002 and 17 CFR§ 240. 14e-1(a), to the extent applicable. None of the post-solicitation technical modifications to the Plan merit re-solicitation. No other or further notice or opportunity to vote on the Plan is or shall be required.

12. Under section 1126(f) of the Bankruptcy Code, Holders of Claims in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 3 (Prepetition ABL Claims), and Class 5 (General Unsecured Claims) (collectively, the “Unimpaired Classes”) are Unimpaired and conclusively presumed to have accepted the Plan. The Debtors were not required to solicit votes from the Holders of Claims and Interests in Class 8 (Nine Energy Equity Interests) and Class 9 (Section 510(b) Claims) (collectively, the “Deemed Rejecting Classes”), which were Impaired and deemed to reject the Plan under the Bankruptcy Code. Holders of Claims and Interests in Class 6 (Intercompany Claims) and Class 7 (Intercompany Interests) (such Classes together with the Unimpaired Classes and the Deemed Rejecting Classes, the “Non-Voting Classes”) are Unimpaired and conclusively presumed to have accepted the Plan (to the extent Reinstated) or are Impaired and deemed to reject the Plan (to the extent canceled), and, in either event, are not entitled to vote to accept or reject the Plan. No further notice shall be required for Holders of Claims and Interests in Non-Voting Classes.

J. Voting.

13. As evidenced by the Voting Report, the procedures used to solicit and tabulate the Ballots were fair, reasonable, and conducted in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Disclosure Statement, and any applicable non-bankruptcy law, rule, or regulation. As evidenced by the Voting Report, the Voting Class voted to accept the Plan with respect to each Debtor.

K. Opt-Out Procedures.

14. The Opt-Out Procedures set forth in the Ballots and service of the Combined Hearing Notice, the Publication Notice, and the Notices of Non-Voting Status and Opt-Out Form, as applicable, are good, sufficient, and adequate to bind the applicable parties to the Third-Party Release and are approved in all respects. The process described in the Scheduling Motion (as authorized by the Scheduling Order) and the Voting Report that the Debtors and the Claims and Noticing Agent followed to identify the relevant parties on which to serve the applicable Ballot or Notice of Non-Voting Status and Opt-Out Form (a) is consistent with practices used in other complex chapter 11 cases, and (b) was reasonably calculated to ensure that each Holder of Claims and Interests in each Class was informed of its ability to opt out of the Third-Party Release and the consequences for failure to do so timely. Any party that elected in its Ballot or its Opt-Out Form, as applicable, to opt out of the Third-Party Release and timely submitted such election to the Claims and Noticing Agent in accordance with the Solicitation Procedures prior to any deadline to submit such Ballot or Opt-Out Form, as applicable, whether under any original or extended deadline, shall be neither a Released Party nor a Releasing Party under the Plan. The procedures used for tabulation of elections to opt out of the Third-Party Release are approved in all respects.

L. Objections.

15. This Bankruptcy Court takes judicial notice of the docket of these Chapter 11 Cases maintained by the clerk of the Bankruptcy Court including all pleadings and other documents Filed, and orders entered thereon. Any resolution of objections to approval of the Disclosure Statement and Confirmation explained on the record at the Confirmation Hearing is hereby incorporated by reference. All unresolved objections, statements, informal objections, and reservations of rights, if any, related to approval of the Disclosure Statement and Confirmation are overruled on the merits.

M. Plan Supplement.

16. The Plan Supplement complies with the Bankruptcy Code and the terms of the Plan, and the Filing and notice of such documents are good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Local Rules, and all other applicable rules, laws, and requirements, and no other or further notice is required. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan and the RSA (including, for the avoidance of doubt, any consent rights set forth or incorporated therein), the Debtors reserve the right to alter, amend, update, or modify, in each case in whole or in part, and to add additional documents to, the Plan Supplement before the Effective Date. The Debtors served the Plan Supplement on all members of the Voting Class and made the Plan Supplement publicly available on the Claims and Noticing Agent’s website. No other or further notice is or shall be required.

N. Compliance with Bankruptcy Code Requirements—Section 1129(a)(1).

17. The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code. In addition, the Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).

(i)	Proper Classification—Sections 1122 and 1123.

18. The Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Interests into nine Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classification scheme contained in the Plan does not reflect any improper purpose and does not unfairly discriminate between, or among, Holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.

(ii)	Specified Unimpaired Classes—Section 1123(a)(2).

19. The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies the Unimpaired Classes within the meaning of section 1124 of the Bankruptcy Code:

Class	Designation
Class 1	Other Secured Claims
Class 2	Other Priority Claims
Class 3	Prepetition ABL Claims
Class 5	General Unsecured Claims

20. Additionally, Article II of the Plan specifies that Allowed Administrative Claims, Priority Tax Claims, DIP Claims, Professional Fee Claims, Restructuring Expenses, and Senior Secured Notes Trustee Fees and Expenses will be paid in full in accordance with the terms of the Plan; although these Claims are not classified under the Plan.

(iii)	Specified Treatment of Impaired Classes—Section 1123(a)(3).

21. The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies the Claims and Interests in the following Classes that are Impaired (the “Impaired Classes”) under the Plan within the meaning of section 1124 of the Bankruptcy Code:

Class	Designation
Class 4	Senior Secured Notes Claims
Class 8	Nine Energy Equity Interests
Class 9	Section 510(b) Claims

22. For the avoidance of doubt, Holders of Class 6 (Intercompany Claims) and Class 7 (Intercompany Interests) are Unimpaired and conclusively presumed to accept the Plan (to the extent Reinstated), or are Impaired and deemed to reject the Plan (to the extent canceled), and, in either event, are not entitled to vote to accept or reject the Plan.

(iv)	No Discrimination—Section 1123(a)(4).

23. The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest.

(v)	Adequate Means for Plan Implementation—Section 1123(a)(5).

24. The Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. Article IV of the Plan, the exhibits and attachments to the Plan, the Plan Supplement, and the Disclosure Statement, provide, in detail, adequate and proper means for the Plan’s implementation, including: (a) the general settlement of Claims and Interests; (b) authorization to effectuate the Restructuring Transactions, including all Exit ABL Facility Documents and related security agreements and mortgages; (c) the vesting of authority in the Reorganized Debtors; (d) the funding and sources of consideration for distributions under the Plan, including the Cash on hand, New Equity Interests, and the Exit ABL Facility; (e) the preservation of each Debtor’s corporate existence after the Effective Date; (f) the vesting of assets in the Reorganized Debtors; (g) the cancellation of all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements, note purchase agreements, and indentures; (h) the authorization and approval of certain corporate actions under the Plan; (i) the adoption of the New Organizational Documents by the Reorganized Debtors; (j) the appointment of the New Board and the other Governing Bodies; (k) the effectuation and implementation of other documents and agreements contemplated by, or necessary to effectuate, the transactions contemplated by the Plan; (l) the exemption from certain securities laws; (m) the exemptions consistent with section 1146 of the Bankruptcy Code; (n) the assumption of certain employment obligations; (o) the assumption of the D&O Liability Insurance Policies; (p) the authorization of the Management Incentive Plan; and (q) the preservation of Claims and Causes of Action not released pursuant to the Plan.

(vi)	Voting Power of Equity Securities—Section 1123(a)(6).

25. The Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code. Article IV.I of the Plan provides that the New Organizational Documents will comply with section 1123(a)(6) of the Bankruptcy Code. The New Organizational Documents will prohibit the issuance of non-voting securities to the extent required by section 1123(a)(6) of the Bankruptcy Code.

(vii)	Directors and Officers—Section 1123(a)(7).

26. The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. Article IV.J of the Plan provides for the appointment of the New Board, the initial members of which (a) will be designated and appointed in accordance with the terms set forth in the New Organizational Documents; and (b) were disclosed in the Plan Supplement to the extent known.

(viii)	Impairment / Unimpairment of Classes—Section 1123(b)(1).

27. The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan impairs or leaves Unimpaired each Class of Claims and Interests.

(ix)	Assumption—Section 1123(b)(2).

28. The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article V of the Plan provides for the assumption of the Debtors’ Executory Contracts and Unexpired Leases, and the payment of Cures, if any, related thereto, not previously assumed, assumed and assigned, or rejected during these Chapter 11 Cases under section 365 of the Bankruptcy Code. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates.

(x)	Compromise and Settlement—Section 1123(b)(3).

29. In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan. The compromises and settlements embodied in the Plan are the result of extensive, arm’s-length, good-faith negotiations that, in addition to the Plan, resulted in the execution of the RSA, which preserve value for the Debtors, their Estates, and all their stakeholders, avoid extended, uncertain, time-consuming, and value-destructive litigation, and represent a fair and reasonable compromise of all Claims, Interests, Causes of Action, and controversies, and entry into which represented a sound exercise of the Debtors’ business judgment. The compromises and settlements in the Plan are fair, equitable, reasonable, and in the best interests of the Debtors and their Estates and satisfy the requirements of applicable law for approval pursuant to Bankruptcy Rule 9019.

(xi)	Debtor Release.

30. Article VIII.C of the Plan describes certain releases granted by the Debtors in accordance with section 1123(b) of the Bankruptcy Code (the “Debtor Release”). The Debtors have demonstrated that the releases provided under the Debtor Release constitute a sound exercise of their business judgment, and the Debtors have otherwise established the propriety of the Debtor Release and satisfied the requirements of Bankruptcy Rule 9019 with respect thereto. Each of the Released Parties has made a substantial contribution to the Plan and to the Debtors’ reorganization. The Debtor Release is a necessary and integral element of the Plan, and is fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and Holders of Claims and Interests. The Debtors’ or the Reorganized Debtors’ pursuit of any such Claims and Causes of Action against the Released Parties is not in the best interests of the Estates’ various constituencies because the costs involved would outweigh any potential benefit from pursuing such Claims and Causes of Action.

31. The Debtor Release appropriately offers protection to parties who provided consideration to the Debtors and whose participation in the Debtors’ restructuring process and these Chapter 11 Cases was and continues to be critical to the Debtors’ successful implementation of the Restructuring Transactions and emergence. Specifically, the Released Parties under the Plan made significant concessions and contributions to these Chapter 11 Cases, including by actively supporting the Plan and these Chapter 11 Cases. In particular, the Holders of Senior Secured Notes Claims comprise the Voting Class and voted in favor of the Plan. The Consenting Noteholders and the Consenting ABL Lenders have supported and committed to continue to support the Debtors’ restructuring pursuant to the RSA. The Required Consenting Noteholders agreed to equitize their secured claims to facilitate the Debtors’ reorganization efforts and negotiated for the use of their cash collateral. The Holders of Prepetition ABL Claims, DIP Lenders, and DIP Agent provided the DIP Facility, which enabled the Company to fund operations and the costs of the Restructuring Transactions during the pendency of these Chapter 11 Cases, and agreed to provide the Exit ABL Facility upon consumption of the Plan, affording the Company access to necessary go-forward liquidity.

32. The Debtor Release for the Debtors’ current and former directors, officers, and managers is appropriate because the Debtors’ directors, officers, and managers share an identity of interest with the Debtors, supported and made substantial contributions to the success of the Plan and these Chapter 11 Cases, and actively participated in meetings and negotiations during these Chapter 11 Cases. Additionally, the Senior Secured Notes Trustee, the Prepetition ABL Agent, and the DIP Agent consented to the Debtors’ use of cash collateral, providing the Debtors with necessary liquidity to maintain operations while funding the administration of these Chapter 11 Cases. In sum, the Released Parties played an integral role in the formulation of the Plan, made significant contributions that are essential to the Plan’s success, and expended significant time and resources analyzing and negotiating the Plan and the issues presented by the Debtors’ prepetition capital structure. The Debtor Release applies solely to those parties who affirmatively supported the Plan and the Debtor Release embodied therein.

33. As such, the Debtor Release is: (a) the result of a sound exercise of the Debtors’ business judgment; (b) an essential part of the agreement among those participating in the negotiations and formulation of the Plan; (c) in exchange for the good and valuable consideration provided by or on behalf of the Released Parties; (d) a good faith settlement and compromise of the Claims and Causes of Action released herein negotiated at arm’s-length; (e) in the best interests of the Debtors, their Estates, all Holders of Claims and Interests, and any other parties in interest; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) without limiting the Debtor Release, a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates from asserting any Claim or Cause of Action released pursuant to the Debtor Release. Further, as described in the Schwinger Declaration, the Independent Directors conducted an investigation that analyzed and considered all potential Claims and Causes of Action held by the Debtors and determined that the Debtor Release was appropriate and necessary under the circumstances. In light of the foregoing, the Debtor Release is approved.

(xii)	Release by Holders of Claims and Interests.

34. Article VIII.D of the Plan describes certain releases granted by the Releasing Parties (the “Third-Party Release”). The Third-Party Release is: (a) consensual; (b) essential to the Confirmation; (c) given in exchange for the good and valuable consideration provided by the Released Parties; (d) a good faith settlement and compromise of such Claims and Causes of Action; (e) in the best interests of the Debtors, their Estates, Holders of Claims and Interests, and all other parties in interest; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.

35. The Third-Party Release is an integral part of the Plan. Similar to the Debtor Release, the Third-Party Release was integral to the formulation of the Plan. Like the Debtor Release, the Third-Party Release was critical to incentivizing parties to support the Plan, facilitated participation in the RSA, the Plan, and the chapter 11 process generally, and prevented potentially significant, time-consuming, and value-depleting litigation. The Third-Party Release was a core negotiation point and an integral component of the RSA and was instrumental in developing a Plan that maximized value for the Debtors’ Estates. As such, the Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process by, among other things, supporting the Plan.

36. The Third-Party Release is consensual as to all relevant parties, including all Releasing Parties, and such parties were provided sufficient notice of these Chapter 11 Cases, the Plan, and the deadline to object to Confirmation, received the Combined Hearing Notice and the Opt-Out Form or a Ballot, as applicable, and were properly informed that the Holders of Claims against or Interests in the Debtors that did not check a prominently featured and clearly labeled box on the applicable Ballot or Opt-Out Form, returned in advance of the Voting Deadline, would be deemed to have expressly, unconditionally, generally, individually, and collectively consented to the release and discharge of all Claims and Causes of Action against the Debtors and the Released Parties. Furthermore, the Third-Party Release provides that any Entity shall not be a Released Party if it timely opts out of, or objects to, the Third-Party Release. Additionally, the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, the Ballots, the Opt-Out Form, and the Combined Hearing Notice. The Ballot and Opt-Out Form also contained information on how to return the Opt-Out Form by mail and how to access an electronic online portal whereby a Holder can opt out of the Third-Party Release.

37. The Third-Party Release provides finality for the Debtors, the Reorganized Debtors, and the Released Parties regarding the parties’ respective obligations under the Plan and with respect to the Reorganized Debtors. The Third-Party Release is specific in language, is integral to and a condition of the compromises and settlements embodied in the Plan, and is appropriately tailored under the facts and circumstances of these Chapter 11 Cases. The Combined Hearing Notice sent to Holders of Claims and Interests and published in The New York Times on February 10, 2026, and The New York Times International Edition on February 11, 2026, and the Ballots sent to all Holders of Claims and Interests entitled to vote on the Plan, in each case, unambiguously stated that the Plan contains the Third-Party Release. The Releasing Parties were given due and adequate notice of the Third-Party Release, including the deadline to object to, or opt out of, the Third-Party Release, and thus the Third-Party Release is consensual under controlling precedent in the Fifth Circuit as to those Releasing Parties that did not timely object or elect to opt out of granting the Third-Party Release. The Third-Party Release is authorized and approved.

(xiii)	Exculpation.

38. The exculpation provision set forth in Article VIII.E of the Plan and incorporated into this Confirmation Order is essential to the Plan. The record in these Chapter 11 Cases fully supports the exculpation and the exculpation provision set forth in Article VIII.E of the Plan, which are appropriately tailored to protect the Debtors and the Exculpated Parties from inappropriate litigation. The exculpation, including the carve-out for actual fraud, willful misconduct, and/or gross negligence, is consistent with section 1125(e) of the Bankruptcy Code. The Debtors and the Exculpated Parties subject to the exculpation provision have, and upon entry of this Confirmation Order will be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan, and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable Law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan, or such distributions made pursuant to the Plan.

(xiv)	Injunction.

39. The injunction provision set forth in Article VIII.F of the Plan is necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Release, the Third-Party Release, and exculpation provision. The injunction provisions are appropriately tailored to achieve those purposes. Without limiting Article VIII.F of the Plan, and notwithstanding anything to the contrary in this Confirmation Order, no Person or Entity may commence or pursue a Claim or Cause of Action, as applicable, of any kind against the Exculpated Parties, as applicable, that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action, as applicable, subject to the terms of the Plan, without the Bankruptcy Court (a) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim not subject to exculpation under the Plan, and (b) specifically authorizing such Person or Entity to bring such Claim or Cause of Action, as applicable, against any such Exculpated Party.

(xv)	Preservation of Claims and Causes of Action.

40. Article IV.Q of the Plan appropriately provides that the Reorganized Debtors will retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. The Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan. The provisions regarding the preservation of Causes of Action in the Plan, including the Schedule of Retained Causes of Action, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and all Holders of Claims and Interests.

(xvi)	Release of Liens.

41. The release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates (and the exceptions to such release and discharge provided in the Exit ABL Facility Documents, the Plan, this Confirmation Order, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan) described in Article VIII.B of the Plan (the “Release of Liens”) are necessary to implement the Plan; provided that the Liens granted to the DIP Agent pursuant to the DIP Credit Agreement shall remain in full force and effect solely to the extent provided for in the Plan or the Exit ABL Facility Documents. The provisions of the Release of Liens are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

(xvii)	Additional Plan Provisions—Section 1123(b)(6).

42. The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

(xviii)	Cure of Defaults—Section 1123(d).

43. Article V.B of the Plan provides for the satisfaction of Cures associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. The Debtors or the Reorganized Debtors, as applicable, shall pay the Cure amount, if any, on the Effective Date or as soon as reasonably practicable thereafter. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease all requests for payment of Cures that differ from the amounts paid or proposed to be paid, including in the ordinary course, by the Debtors or the Reorganized Debtors to a counterparty must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date. Any such request that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure in the Debtors’ ordinary course of business; provided that nothing in the Plan shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to File such request for payment of such Cure. The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

44. If there is any dispute regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of the Cure amount shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.

O. Debtors’ Compliance with the Bankruptcy Code—Section 1129(a)(2).

45. The Debtors complied with the applicable provisions of the Bankruptcy Code and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:

a.	is an eligible debtor under section 109 of the Bankruptcy Code, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code;

b.	has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and

c.	complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Bankruptcy Local Rules, any applicable non-bankruptcy law, rule, regulation, and all other applicable Law, in transmitting the Solicitation Packages, and related documents and notices, and in soliciting and tabulating the votes on the Plan.

P. Plan Proposed in Good Faith—Section 1129(a)(3).

46. The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors proposed the Plan and the Restructuring Transactions (and all documents necessary to effectuate the Plan, including the Plan Supplement) in good faith and not by any means forbidden by law, and all acceptances and rejections of the Plan were solicited and submitted in good faith and not by any means forbidden by law. In so determining, the Bankruptcy Court has examined the totality of the circumstances surrounding the Filing of these Chapter 11 Cases, the Plan, the Plan Supplement, the RSA, all Definitive Documents, the process leading to Confirmation, including its overwhelming support by Holders of Claims in the Voting Class, and the transactions to be implemented pursuant thereto. The Debtors and their agents Filed these Chapter 11 Cases and proposed the Plan in good faith with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions on an expedited timeline so as to minimize disruption to the Debtors’ business operations, reorganize, and emerge from bankruptcy with a capital and organizational structure that will allow the Reorganized Debtors to conduct their business and satisfy their obligations with sufficient liquidity.

Q. Payment for Services or Costs and Expenses—Section 1129(a)(4).

47. The procedures set forth in the Plan for the Bankruptcy Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

R. Directors, Officers, and Insiders—Section 1129(a)(5).

48. Article IV.J of the Plan provides that the identities of the members of the New Board, the initial members of which (a) will be designated and appointed in accordance with the terms set forth in the New Organizational Documents; and (b) were disclosed in the Plan Supplement to the extent known. Accordingly, the Debtors satisfy the requirements of section 1129(a)(5) of the Bankruptcy Code.

S. No Rate Changes—Section 1129(a)(6).

49. Section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases. The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and will not require governmental regulatory approval.

T. Best Interest of Creditors—Section 1129(a)(7).

50. The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The Liquidation Analysis attached to the Disclosure Statement as Exhibit D, the Rush Declaration, and the other evidence related thereto in support of the Plan that was proffered or adduced at, prior to, or in connection with the Combined Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims and Interests in each Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

U. Acceptance by Certain Classes—Section 1129(a)(8).

51. Classes 1, 2, 3, and 5 constitute Unimpaired Classes, each of which is conclusively presumed to accept the Plan in accordance with section 1126(f) of the Bankruptcy Code. The Voting Class (Class 4) voted to accept the Plan. Classes 6 and 7 are conclusively presumed to accept the Plan (to the extent reinstated) or are Impaired and deemed to reject the Plan (to the extent canceled), and, in either event, are not entitled to vote to accept or reject the Plan. The Deemed Rejecting Classes (Classes 8 and 9) are conclusively deemed to reject the plan and consequently are not entitled to vote on the Plan. Given not all Classes have accepted the Plan, the Plan does not satisfy section 1129(a)(8) of the Bankruptcy Code; however, as discussed below, the Plan can be confirmed pursuant to section 1129(b) of the Bankruptcy Code.

V. Treatment of Claims Entitled to Priority under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9).

52. The treatment of Allowed Administrative Claims, Priority Tax Claims, DIP Claims, and Professional Fee Claims under Article II of the Plan, and of Other Priority Claims, under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

W. Acceptance by At Least One Impaired Class—Section 1129(a)(10).

53. The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Report, the Voting Class voted to accept the Plan by the requisite numbers and amount of Claims, without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), specified under the Bankruptcy Code.

X. Feasibility—Section 1129(a)(11).

54. The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The Financial Projections attached to the Disclosure Statement as Exhibit C, the Rush Declaration, and the other evidence supporting Confirmation proffered or adduced by the Debtors at, or prior to, the Combined Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization of, the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; and (e) establish that the Reorganized Debtors will have sufficient funds to meet their obligations under the Plan.

Y. Payment of Fees—Section 1129(a)(12).

55. The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article XII of the Plan provides for the payment of all fees payable by the Debtors or the Reorganized Debtors (or the Disbursing Agent on behalf of each of the Debtors or Reorganized Debtors) under 28 U.S.C. § 1930(a).

Z. Continuation of Retiree Benefits—Section 1129(a)(13).

56. The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. Article IV.N of the Plan provides that, except as otherwise set forth in the Plan, the Debtors shall (a) assume all employment agreements, indemnification agreements, or other employment-related agreements entered into with current or former employees as of the Petition Date or (b) enter into new agreements with such employees on terms and conditions acceptable to the Reorganized Debtors and such employees.

AA. Non-Applicability of Certain Sections—Sections 1129(a)(14), (15), and (16).

57. Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases. The Debtors owe no domestic support obligations, are not individuals, and each of the Debtors is a moneyed, business, or commercial corporation.

BB. “Cram Down” Requirements—Section 1129(b)

58. Notwithstanding the fact that the Deemed Rejecting Classes have deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) of the Bankruptcy Code have been met. Second, the Plan is fair and equitable with respect to the Deemed Rejecting Classes. The Plan has been proposed in good faith, is reasonable, and meets the requirements that (a) no Holder of any Impaired Claim or Interest that is junior to each such rejecting Class will receive or retain any property under the Plan on account of such junior Claim or Interest and (b) no Holder of a Claim or Interest in a Class senior to such Impaired Class is receiving more than 100% on account of its Claim. Accordingly, the Plan is fair and equitable to all Holders of Claims and Interests in the Deemed Rejecting Classes. Third, the Plan does not discriminate unfairly with respect to the Deemed Rejecting Classes because similarly situated creditors and interest Holders in such Classes that have not accepted the Plan will receive substantially similar treatment on account of their Claims and Interests irrespective of Class.

59. As a result, the Plan satisfied the requirements of section 1129(b) of the Bankruptcy Code and can be confirmed even though not all Impaired Classes have voted to accept the Plan and section 1129(a)(8) is not satisfied. After entry of this Confirmation Order and upon the occurrence of the Effective Date, the Plan shall be binding on the members of the Deemed Rejecting Classes.

CC. Only One Plan—Section 1129(c).

60. The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan Filed in each of these Chapter 11 Cases.

DD. Principal Purpose of the Plan—Section 1129(d).

61. The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

EE. Small Business Case—Section 1129(e).

62. None of these Chapter 11 Cases are a “small business case,” as that term is defined in the Bankruptcy Code, and, accordingly, section 1129(e) of the Bankruptcy Code is inapplicable.

FF. Good Faith Solicitation—Section 1125(e).

63. The Exculpated Parties, the directors and officers of any of the Debtors, each of the Debtors and Reorganized Debtors, the DIP Agent and DIP Lenders, and with respect to the foregoing, the Related Parties thereto, have acted fairly, in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code, and in a manner consistent with the Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations in connection with all of their respective activities relating to support and consummation of the Plan, including the execution, delivery, and performance of the RSA, the solicitation and tabulation of votes on the Plan, and the activities described in section 1125 of the Bankruptcy Code, as applicable, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

64. The Debtors and their agents participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including section 1125(g), with regard to the offering, issuance, and distribution of recoveries under the Plan and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made pursuant to the Plan, so long as such distributions are made consistent with and pursuant to the Plan.

GG. Satisfaction of Confirmation Requirements.

65. Based on the foregoing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

HH. Satisfaction of Conditions Precedent to the Effective Date.

66. The Plan shall not become effective unless and until the conditions set forth in Article IX.A of the Plan have been satisfied or waived in accordance with Article IX.B of the Plan. The Debtors are authorized to take all actions necessary to satisfy each of the conditions precedent to the Effective Date set forth in Article IX.A of the Plan that have not yet been satisfied or waived in accordance with Article IX.B of the Plan.

II. Implementation.

67. All documents and agreements necessary to implement the Plan, including those contained in the Plan Supplement, the Definitive Documents, and all other relevant and necessary documents, have been or will be negotiated in good faith and at arm’s-length, are in the best interests of the Debtors, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law. The documents and agreements are essential elements of the Plan, and entry into and consummation of the transactions contemplated by each such document or agreement are in the best interests of the Debtors, the Estates, and the Holders of Claims and Interests. The Debtors have exercised reasonable business judgment in determining which documents and agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The Debtors and the Reorganized Debtors, as applicable, are authorized, without any further notice to or action, order or approval of the Court, to finalize, execute, and deliver all agreements, documents, instruments, and certificates relating thereto and perform their obligations thereunder in accordance with the Plan.

JJ. Disclosure of Facts.

68. The Debtors disclosed all material facts regarding the Plan, including with respect to consummation of the Restructuring Transactions, and the fact that each Debtor will emerge from its respective Chapter 11 Case as a validly existing separate corporate entity, limited liability company, partnership, or other form, as applicable.

KK. Good Faith.

69. The Debtors proposed the Plan in good faith and not by any means prohibited by law, with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates for the benefit of their stakeholders. The Plan accomplishes this goal. The Plan is the product of extensive, good faith, arm’s-length negotiations among the Debtors and their principal constituencies, including the Consenting Stakeholders. Accordingly, the Debtors, the Released Parties, and the Exculpated Parties have been, are, and will continue to be acting in good faith within the meaning of section 1125(e) of the Bankruptcy Code if they proceed to: (a) consummate the Restructuring Transactions in accordance with the Plan and the agreements, settlements, transactions, transfers, and other actions contemplated thereby, regardless of whether such agreements, settlements, transactions, transfers, and other actions are expressly authorized by this Confirmation Order; and (b) take any actions authorized and directed or contemplated by this Confirmation Order.

LL. Essential Elements of the Plan.

70. The Exit ABL Facility Documents and the New Organizational Documents are essential elements of the Plan, are necessary for Confirmation and Consummation of the Plan, and are critical to the overall success and feasibility of the Plan. The execution, performance, and incurrence of all obligations by the Reorganized Debtors, and/or any successors, assigns, or transferees of the applicable Debtors or the Reorganized Debtors, including in connection with the Restructuring Transactions, are necessary and appropriate for Confirmation and the operations of the Reorganized Debtors. The Debtors have exercised sound business judgment in deciding to pursue and enter into the Exit ABL Facility Documents and the New Organizational Documents and have provided adequate notice thereof.

71. The Debtors have provided sufficient and adequate notice of the material terms of the Exit ABL Facility Documents and the New Organizational Documents to all parties in interest in these Chapter 11 Cases. The execution, delivery, or performance by the Debtors or the Reorganized Debtors, as applicable, of all Definitive Documents and any agreements related thereto and compliance by the Debtors or the Reorganized Debtors, as applicable, with the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Confirmation Order.

MM. Valuation.

72. The evidence with respect to the valuation analysis of the Debtors set forth in the Disclosure Statement and introduced at the Combined Hearing, as applicable, and in the Confirmation Declarations, provides the basis and support for the distributions and recoveries to Holders of Claims and Interests, as applicable, under the Plan, is reasonable, persuasive, and credible, and uses reasonable and appropriate methodologies and assumptions. All parties in interest have been given a fair and reasonable opportunity to challenge the valuation analysis. Given such valuation of the Debtors, pursuant to the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, the Plan’s treatment of Claims and Interests is appropriate and reasonable as set forth herein.

ORDER

IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

73. Disclosure Statement. The Disclosure Statement is APPROVED in all respects.

74. Confirmation. The Plan is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement (including any supplements, amendments, or modifications thereof in accordance with this Confirmation Order and the Plan, including the consent rights of the Consenting Stakeholders thereunder and under the RSA) and the Definitive Documents, are incorporated by reference into and are an integral part of this Confirmation Order. Without any further notice to or action, order or approval of the Court, the Debtors, the Reorganized Debtors, and their successors are authorized and empowered to make all modifications to all documents included as part of the Plan Supplement that are consistent with and subject to the Plan, including the consent rights of the Consenting Stakeholders thereunder and under the RSA.

75. Solicitation. To the extent applicable, the solicitation of votes on the Plan complied with the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Local Rules, and was appropriate and satisfactory and is approved in all respects.

76. Objections Overruled. To the extent that any objections (including any reservations of rights, joinders, or statements contained therein) pertaining to the final approval of the Disclosure Statement or Confirmation of the Plan that have not been withdrawn, waived, or settled before entry of this Confirmation Order, are not cured by the relief granted in this Confirmation Order, or have not otherwise been resolved as stated on the record at the Combined Hearing, all such objections (including any reservation of rights, joinders, or statements contained therein), are hereby OVERRULED in their entirety and DENIED on the merits.

77. All objections to Confirmation or final approval of the Disclosure Statement not Filed and served prior to the Objection Deadline set forth in the Conditional Disclosure Statement Order are deemed waived and shall not be considered by the Bankruptcy Court.

78. Deemed Acceptance of Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to accept the Plan.

79. No Action Required. Under section 1142(b) of the Bankruptcy Code and any other comparable provisions under applicable law, no further action of the respective directors, managers, or members of the Debtors is required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Restructuring Transactions, and any contract, assignment, certificate, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including the Definitive Documents.

80. The transactions described in the Plan (as may be subsequently amended, modified, or supplemented from time to time consistent with the Plan, including the consent rights of the Consenting Stakeholders thereunder and under the RSA), the Plan Supplement (as may be subsequently amended, modified, or supplemented from time to time consistent with the Plan, including the consent rights of the Consenting Stakeholders thereunder and under the RSA), the Definitive Documents, and this Confirmation Order, including the Restructuring Transactions, are hereby approved. Whether prior to, on or after the Effective Date, as applicable, and without any further order of the Court, the Debtors, the Reorganized Debtors, all Holders of Claims and Interests, as applicable, and their respective directors, managers, officers, employees, members, agents, attorneys, financial advisors, and investment bankers, are hereby authorized, directed, and empowered pursuant to section 1142(b) of the Bankruptcy Code and any other applicable law to, and shall take any action that the Debtors or Reorganized Debtors determine is reasonably necessary, advisable, or appropriate to implement, effectuate, and consummate the Plan, the Plan Supplement, the Definitive Documents, the Restructuring Transactions, or any other transaction set forth in, contemplated by, or consistent with the Plan (including the Plan Supplement) or this Confirmation Order.

81. Binding Effect. Upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are presumed to have accepted or deemed to reject the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all Non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. For the avoidance of doubt, upon the occurrence of the Effective Date, recipients of New Equity Interests shall become bound by the New Organizational Documents regardless of whether or not such recipients actually return signature pages thereto.

82. Incorporation by Reference. The terms and provisions of the Plan, the Plan Supplement, this Confirmation Order, the Definitive Documents, all other relevant and necessary documents, and each of the foregoing’s schedules and exhibits constitute essential elements of the Plan and shall, on and after the Effective Date, be incorporated herein by reference and are an integral part of this Confirmation Order.

83. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in this Confirmation Order, the Plan, or any agreement, instrument, or other document incorporated herein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances (except for Liens granted to secure the obligations under the Exit ABL Facility Documents). On and after the Effective Date, except as otherwise provided in the Plan, this Confirmation Order, or any agreement, instrument, or other document incorporated in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules. For the avoidance of doubt, no Reorganized Debtor shall be treated as being liable on any Claim that is discharged pursuant to the Plan. After the Effective Date, a certified copy of this Confirmation Order may be Filed with the appropriate clerk or recorded with the recorder of any federal, state, province, country, or local authority whether foreign or domestic, to effectuate the transfer of all property in each Estate to each respective Reorganized Debtor, vesting the Reorganized Debtors with all right, title, and interest of the Debtors to the property in each Estate, free and clear of all Liens, Claims, Interests, and other encumbrances of record. The terms and provisions of the Plan, the Plan Supplement, this Confirmation Order, the Definitive Documents, all other relevant and necessary documents, and each of the foregoing’s schedules and exhibits shall, on and after the Effective Date, be binding in all respects upon, and shall inure to the benefit of, the Debtors and Reorganized Debtors, the Debtors’ Estates and their creditors, and their respective successors and assigns, any affected third parties, all Holders of Claims and Interests, whether known or unknown, against the Debtors, including to any trustees, examiners, administrators, responsible state officers, estate representatives, or similar entities for the Debtors, if any, subsequently appointed in any of these Chapter 11 Cases or upon a conversion to chapter 7 under the Bankruptcy Code of any of these Chapter 11 Cases, and each of their respective affiliates, successors, and assigns.

84. Cancellation of Existing Securities, Agreements, and Interests. On the Effective Date, except as otherwise provided in the Plan, this Confirmation Order, or other Definitive Documents (including the Plan Supplement and the Exit ABL Facility Documents), as applicable, all notes, instruments, certificates, credit agreements, note purchase agreements, indentures, and other documents evidencing Claims (including, for the avoidance of doubt, the Senior Secured Notes Documents, the Prepetition ABL Credit Agreement, and all related collateral and credit documentation, other than with respect to the DIP Claims), and the Nine Energy Equity Interests, shall, be canceled, and any rights of any Holder in respect thereof shall be deemed canceled and of no force or effect, and all prior, present and future obligations and liabilities, actions, suits, accounts or demands, covenants, and indemnities (both actual and contingent), under or in connection with the DIP Credit Agreement, Senior Secured Notes Documents, and the Prepetition ABL Credit Agreement of the Debtors or Reorganized Debtors, as applicable, and any Non-Debtor Affiliates, or any other parties thereunder, or in any way related thereto, shall be deemed satisfied in full, released, canceled, discharged, and of no force or effect, and the Agents/Trustees and each of the lenders and holders and their respective agents, successors and assigns, shall each be automatically and fully released and discharged of and from all duties and obligations thereunder without any need for further action or approval by the Bankruptcy Court or for a Holder to take further action; provided that the Liens granted to the DIP Agent pursuant to the DIP Credit Agreement shall remain in full force and effect solely to the extent provided for in the Plan or the Exit ABL Facility Documents.

85. Effectiveness of All Actions. All actions contemplated by the Plan, including all actions in connection with or pursuant to the RSA and the Definitive Documents, may be modified, in accordance with their respective terms (including the consent rights of the Consenting Stakeholders under the Plan and the RSA), from time to time prior to the Effective Date (including any restructuring transaction steps set forth in one or more exhibits to the Plan Supplement), are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Bankruptcy Court, or further action by the respective officers, directors, managers, or members of the Debtors or the Reorganized Debtors and with the effect that such actions had been taken by the unanimous action, consent, approval, and vote of each of such officers, directors, managers, or members.

86. Restructuring Transactions. The Debtors or the Reorganized Debtors, as applicable, are authorized to enter into and effectuate the Restructuring Transactions contemplated by the Plan, the RSA, and the other Definitive Documents, and to take any actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan (including the Plan Supplement) that are consistent with and pursuant to the terms and conditions of the Plan, including the transactions described in Article IV.B of the Plan. Any transfers of assets or equity interests effectuated or any obligations incurred through the Restructuring Transactions are hereby approved and shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, all transfers contemplated herein and in the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, transfer tax, sales tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

87. Distributions. The provisions governing distributions contained in Article VI of the Plan are approved in their entirety. The distributions and payments made pursuant to the Plan shall be permanent, irrevocable, and indefeasible and shall not be subject to avoidance, turnover, recharacterization, or adjustment in any respect unless otherwise specifically provided in the Plan or this Confirmation Order.

88. Claims Register. Any duplicate Claim or any Claim that has been paid, satisfied, amended, or superseded may be adjusted or expunged (including pursuant to the Plan) on the Claims Register by the Debtors or Reorganized Debtors or the Claims and Noticing Agent without the Debtors or Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court.

89. Exit ABL Facility. On the Effective Date, the Reorganized Debtors shall enter into the Exit ABL Facility, pursuant to the Exit ABL Facility Documents and which terms shall be in all respects consistent with the RSA and the Plan. Confirmation shall constitute (a) approval of the Exit ABL Facility and the Exit ABL Facility Documents and the transactions contemplated thereby; and (b) authorization for the Debtors and the Reorganized Debtors, as applicable, to take any and all actions necessary or appropriate to consummate the Exit ABL Facility, including executing and delivering the Exit ABL Facility Documents, in each case, without any further notice to or order of the Bankruptcy Court. The financial accommodations to be extended pursuant to the Exit ABL Facility are being extended, and shall be deemed to have been extended, in good faith, following arm’s-length negotiations, for legitimate business purposes, are reasonable, shall not be subject to avoidance, turnover, recharacterization, adjustment, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy Law. On the Effective Date, the Exit ABL Facility shall be issued and distributed pursuant to, and in accordance with, the Plan. On the Effective Date, all of the Liens and security interests to be granted, carried forward, continued, amended, extended, and/or reaffirmed (including in connection with any DIP Claims that are refinanced by the Exit ABL Facility) by the Debtors or Reorganized Debtors, as applicable in accordance with the Exit ABL Facility Documents: (a) shall be deemed to be granted, carried forward, continued, amended, extended, reaffirmed, and deemed automatically perfected on the Effective Date; (b) shall be continuing legal, valid, binding, automatically perfected, non-avoidable, first-priority, and enforceable Liens on, and security interests in, the applicable collateral specified in the Exit ABL Facility Documents; and (c) shall not be subject to avoidance, recharacterization, turnover, adjustment, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy Law. The Reorganized Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other Law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of this Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and shall thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable Law to give notice of such Liens and security interests to third parties. For the avoidance of doubt, the Liens and security interests granted by the Reorganized Debtors and the Entities pursuant to the Exit ABL Facility Documents are automatically perfected as of the Effective Date, including the Liens and Security Interests in any deposit account of any such Reorganized Debtor and/or Entity and without the necessity of entering into any lockbox or deposit account control agreement with respect to such deposit account. On the Effective Date, the Exit ABL Facility Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors in accordance with their terms.

90. Issuance of the New Equity Interests. On the Effective Date, subject to the terms and conditions of the Plan and the Plan Supplement, Reorganized Nine Energy shall issue the New Equity Interests, which distribution or issuance shall be governed by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, including the New Organizational Documents, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance of the New Equity Interests, including equity awards reserved for the Management Incentive Plan, shall be authorized without the need for any further corporate action or without any further action by the Debtors or Reorganized Debtors. Any Entity’s acceptance of New Equity Interests shall be deemed as its agreement to the New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms. For the avoidance of doubt, upon the occurrence of the Effective Date recipients of New Equity Interests shall become bound by the New Organizational Documents regardless of whether or not such recipients actually return signature pages thereto.

91. Distributions Exempt from Securities Laws. Pursuant to section 1145 of the Bankruptcy Code, or, to the extent that section 1145 of the Bankruptcy Code is either not permitted or not applicable, section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, the offering, issuance, and distribution of the New Equity Interests as contemplated in the Plan and/or the offering, issuance, and distribution of Other Securities, if any, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. federal, state, or local laws requiring registration prior to the offering, issuance, distribution, or sale of Securities. The offering of such New Equity Interests and/or Other Securities prior to the Petition Date shall be exempt from the registration requirements of the Securities Act in reliance upon section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or in reliance on Regulation S under the Securities Act.

92. The shares of New Equity Interests and the Other Securities, if any, to be issued under the Plan on account of Allowed Claims in accordance with, and pursuant to, section 1145 of the Bankruptcy Code will be freely transferable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 1145(b) of the Bankruptcy Code, and compliance with applicable securities laws and any rules and regulations of the United States Securities and Exchange Commission or state or local securities laws, if any, applicable at the time of any future transfer of such Securities or instruments; and (b) any restrictions on the transferability of such New Equity Interests and/or Other Securities in the New Organizational Documents. The Reorganized Debtors need not provide any further evidence other than the Plan or this Confirmation Order to any Entity (including DTC, any nominee thereof or any transfer agent for the New Equity Interests and/or Other Securities) with respect to the treatment of the New Equity Interests and/or Other Securities to be issued under the Plan under applicable securities laws.

93. Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Interests, and controversies settled, compromised, satisfied, or otherwise resolved under the Plan and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019.

94. Assumption and Assignment of Contracts and Leases. On the Effective Date, any Executory Contract or Unexpired Lease of the Debtors not listed on the Rejected Executory Contract and Unexpired Lease List is deemed to be an Assumed Executory Contract or Unexpired Lease, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, in accordance with the provisions and requirements of section 365 of the Bankruptcy Code, and the payment of Cures, if any, shall be paid in accordance with Article V.B of the Plan. The Debtors or the Reorganized Debtors, as applicable, may alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease List at any time through and including forty-five (45) days after the Effective Date.

95. To the maximum extent permitted by Law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the Non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

96. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to Article V of the Plan, in the amount and at the time dictated by the Debtors’ ordinary course of business, shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in these Chapter 11 Cases, including pursuant to this Confirmation Order, and for which any Cure has been fully paid pursuant to Article V of the Plan, in the amount and at the time dictated by the Debtors’ ordinary course of business, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

97. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption and assignment, as applicable, of such Executory Contracts and Unexpired Leases) shall be, and hereby are, approved in their entirety.

98. Indemnification. All indemnification provisions in place as of the Effective Date shall be (a) reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors than the indemnification provisions in place prior to the Effective Date, and (b) shall be assumed by the Reorganized Debtors.

99. Authorization to Consummate. The Debtors are authorized to consummate the Plan in accordance with the terms thereof after the entry of this Confirmation Order, subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX of the Plan.

100. Professional Compensation. All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows as soon as reasonably practicable after such Professional Fee Claims are Allowed by entry of an order of the Bankruptcy Court, including from the Professional Fee Escrow Account, which the Reorganized Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Fee Amount on the Effective Date. When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further action, order, or approval of the Bankruptcy Court.

101. From and after the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate and the Debtors or the Reorganized Debtors, as applicable, may employ and pay any Professional without any further notice to or action, order, or approval of the Bankruptcy Court.

102. Restructuring Expenses. The provision governing payment of Restructuring Expenses and Senior Secured Notes Trustee Fees and Expenses in Article II.E of the Plan is approved in its entirety. The provision governing payment of fees, costs, and expenses of the Disbursing Agent (including the Agents/Trustees with respect to their respective debt facilities) in Article VI.C.2 of the Plan is approved in its entirety.

103. Release, Exculpation, Discharge, and Injunction Provisions. The release, exculpation, discharge, and injunction provisions set forth in Article VIII of the Plan are, subject to the occurrence of the Effective Date, approved and authorized in their entirety, and such provisions are effective and binding on all parties and Entities to the extent provided therein.

a.	Discharge of Claims and Termination of Interests.

104. The following discharge of Claims and termination of Interests in Article VIII.A of the Plan is approved:

Pursuant to section 1141(d) of the Bankruptcy Code and except as otherwise specifically provided herein, in the Plan, or in any contract, instrument, or other agreement or document created pursuant to the Plan or Plan Supplement, the distributions, rights, and treatment that are provided herein shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims that the Reorganized Debtors resolve or compromise after the Effective Date), Interests, and Causes of Action of any nature whether known or unknown, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services that employees of the Debtors have performed prior to the Effective Date, and that arise from a termination of employment, any contingent or noncontingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors with respect to any Claim or Interest that existed immediately prior to or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. Without prejudice to the distributions, rights, and treatment that are provided by the Plan, this Confirmation Order shall be a judicial determination of the discharge of all Claims (other than Reinstated Claims) and Interests subject to the occurrence of the Effective Date, and, upon the Effective Date, all Holders of such Claims and Interests shall be forever precluded and enjoined, pursuant to Section 524 of the Bankruptcy Code, from prosecuting or asserting any such Claim or Interest against the Debtors, Reorganized Debtors, or any of their assets or property.

b. Release of Liens.

105. The following Release of Liens in Article VIII.B of the Plan is approved:

Except as otherwise provided in the Exit ABL Facility Documents, the Plan, this Confirmation Order, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, benefit, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert and, as applicable, be reassigned, surrendered, reconveyed, or retransferred to the Reorganized Debtors and their successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder, including the Agents/Trustees and the DIP Agent) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder, including the Agents/Trustees) and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or Filing of this Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps reasonably requested by the Debtors or the Reorganized Debtors, that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf.

c. Releases by the Debtors.

106. The following releases by the Debtors in Article VIII.C of the Plan are approved:

Except as otherwise provided in the Plan or this Confirmation Order to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, their Estates, the Reorganized Debtors, and any Person seeking to exercise the rights of the Debtors or their Estates, including any successors to the Debtors or any Estates or any Estate representatives appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action whatsoever, including any Avoidance Actions and any derivative Claims, asserted or assertable on behalf of any of the Debtors, Reorganized Debtors, and their Estates, whether liquidated or unliquidated, known or unknown, foreseen or unforeseen, matured or unmatured, asserted or unasserted, accrued or unaccrued, existing or hereafter arising, contingent or noncontingent, in Law, equity, contract, tort or otherwise, that the Debtors, their Estates, or the Reorganized Debtors, including any successors to the Debtors or any Estate representatives appointed or selected, would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, their Estates, or other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership, or operation thereof), the purchase, sale, or recission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements or interaction between or among any Debtor and any Released Party, the ownership and/or operation of the Debtors by any Released Party or the distribution of any Cash or other property of the Debtors to any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions, any related adversary proceedings, intercompany transactions between or among a Debtor and another Debtor or an Affiliate of a Debtor, the decision to File the Chapter 11 Cases, the formulation, documentation, preparation, dissemination, solicitation, negotiation, entry into or Filing of the RSA, the DIP Documents, the DIP Facility, the New Equity Interests, the Exit ABL Facility, the Exit ABL Facility Documents, the Management Incentive Plan, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), before or during the Chapter 11 Cases, any other Definitive Document or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) created or entered into in connection with the RSA, the DIP Documents, the New Equity Interests, the Exit ABL Facility, the Exit ABL Facility Documents, Management Incentive Plan, the Disclosure Statement, the Plan, any other Definitive Document, or any Restructuring Transactions before or during the Chapter 11 Cases, the Filing of the Chapter 11 Cases, the Disclosure Statement or the Plan, the solicitation of votes with respect to the Plan, the pursuit of Confirmation, the pursuit of Consummation of the Restructuring Transactions, the administration and implementation of the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any Causes of Action identified in the Schedule of Retained Causes of Action, (b) any post-Effective Date obligations of any party or Entity under the Plan, this Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including any Definitive Document, the Exit ABL Facility, the Exit ABL Facility Documents, the New Organizational Documents, and other documents set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan, or (c) any Released Party from any claim or Cause of Action arising from an act or omission that is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

Entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by each of the Released Parties, including the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

d. Releases by the Releasing Parties.

107. The following Third-Party Release in Article VIII.D of the Plan is approved:

Except as otherwise provided in the Plan or this Confirmation Order to the contrary, on and after the Effective Date, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, pursuant to section 1123(b) of the Bankruptcy Code, in each case except for Claims arising under, or preserved by, the Plan, to the fullest extent permitted under applicable law, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by each and every Releasing Party, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claims or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action arising at any time prior to the Effective Date, including any Avoidance Actions and any derivative claims assertable, whether liquidated or unliquidated, known or unknown, foreseen or unforeseen, matured or unmatured, existing on or before the Effective Date, contingent or noncontingent, in law, equity, contract, tort, including any derivative Claims asserted or assertable on behalf of any of the Debtors, that such Entities would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, or their Estates or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, and their Estates (including the capital structure, management, ownership, or operation thereof), the Chapter 11 Cases, the purchase, sale, or recission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements or interaction between or among any Debtor and any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among a Debtor and another Debtor or Affiliate of a Debtor, the decision to File the Chapter 11 Cases, the formulation, documentation, preparation, dissemination, solicitation, negotiation, entry into, or Filing of the RSA, the DIP Facility, the DIP Documents, the New Equity Interests, the Exit ABL Facility, the Exit ABL Facility Documents, the Management Incentive Plan, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), before or during the Chapter 11 Cases, any other Definitive Document or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the DIP Facility, the DIP Documents, the New Equity Interests, the Exit ABL Facility, the Exit ABL Facility Documents, the Management Incentive Plan, the Disclosure Statement, the Plan, or the Plan Supplement, before or during the Chapter 11 Cases, or any Restructuring Transactions, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable Law, the Filing of the Chapter 11 Cases, the Disclosure Statement, or the Plan, the solicitation of votes with respect to the Plan, the pursuit of Confirmation, the pursuit of Consummation of the Restructuring Transactions, the administration and implementation of the Plan and the Restructuring Transactions, including the issuance or distribution of Securities pursuant to the Restructuring Transactions and/or Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or Entity under the Plan, this Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including any Definitive Document, the Exit ABL Facility Documents, the New Organizational Documents, and other documents set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan, or (b) any Released Party from any claim or Cause of Action arising from an act or omission that is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

Entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (a) consensual; (b) essential to the Confirmation; (c) given in exchange for the good and valuable consideration provided by each of the Released Parties, including the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.

e. Exculpation.

108. Pursuant to section 1125(e) of the Bankruptcy Code, the following exculpation of the Exculpation Parties in Article VIII.E of the Plan is approved:

Notwithstanding anything contained in the Plan to the contrary, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or Third-Party Release, effective as of the Effective Date, no Exculpated Party shall have or incur liability or obligation for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any Claim arising from the Petition Date through the Effective Date related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the RSA and related prepetition transactions, the DIP Facility, the DIP Documents, the Definitive Documents, the New Equity Interests, the Exit ABL Facility, the Exit ABL Facility Documents, the Management Incentive Plan, the Disclosure Statement, the Plan, the Plan Supplement, the Restructuring Transactions, or any wind down transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) in connection with the RSA and related prepetition transactions, the DIP Facility, the DIP Documents, the Definitive Documents, the New Equity Interests, the Exit ABL Facility, the Exit ABL Facility Documents, the Management Incentive Plan, the Disclosure Statement, the Plan, the Plan Supplement, the Restructuring Transactions, any preference, fraudulent transfer, or other avoidance Claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation of the Restructuring Transactions, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

f. Injunction.

109. The following injunction in Article VIII.F of the Plan is approved:

Except as otherwise expressly provided in the Plan or in this Confirmation Order, or for obligations or distributions issued or required to be paid pursuant to the Plan or this Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, or Causes of Action that have been extinguished, released, discharged, or are subject to exculpation, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, and the Released Parties: (a) commencing or continuing in any manner any action, suit, or other proceeding of any kind on account of or in connection with or with respect to any such released Claims, Interests, or Causes of Action; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, liabilities, or Causes of Action; (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, liabilities, or Causes of Action; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests, unless such Holder has timely Filed a motion with the Bankruptcy Court expressly requesting the right to perform such setoff, subrogation or recoupment on or before the Effective Date, and notwithstanding an indication of a Claim, Interest, or Cause of Action or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable Law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, liabilities, or Causes of Action released or settled pursuant to the Plan.

Upon entry of this Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, directors, managers, principals, and direct and indirect Affiliates, in their capacities as such, shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting or being eligible to accept distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan (as may be amended, restated, supplemented, or otherwise modified from time to time), shall be deemed to have consented to the injunction provisions set forth in the Plan.

No Person or Entity may commence or pursue a Claim or Cause of Action of any kind against the Exculpated Parties that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action, as applicable, subject to Article VIII.E of the Plan, without the Bankruptcy Court (i) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim not subject to exculpation under the Plan, and (ii) specifically authorizing such Person or Entity to bring such Claim or Cause of Action, as applicable, against any such Exculpated Party.

110. New Organizational Documents. On or immediately prior to the Effective Date, except as otherwise provided in the Plan and subject to local Law requirements, the New Organizational Documents shall be automatically adopted or amended by the Reorganized Debtors as may be necessary to effectuate the transactions contemplated by the Plan. To the extent required under the Plan or applicable non-bankruptcy Law, each of the Reorganized Debtors will file its New Organizational Documents with the Secretaries of State and/or other applicable authorities in its respective state, province, or country of incorporation in accordance with the corporate Laws of the respective state, province, or country of incorporation to the extent such filing is required for each such document. The New Organizational Documents will, among other things (a) authorize the issuance of the New Equity Interests and (b) prohibit the issuance of non-voting Equity Securities to the extent required under section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents as permitted by the laws of its jurisdiction of incorporation or formation and in accordance with the terms thereof, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the Laws of the respective states, provinces, or countries of incorporation or formation and the New Organizational Documents. For the avoidance of doubt, upon the occurrence of the Effective Date, recipients of New Equity Interests shall be deemed bound by the terms of the New Organizational Documents regardless of whether or not they have actually returned signature pages thereto.

111. Cooperation by the DTC. To the extent any Securities are issued via DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or this Confirmation Order to any Entity (including DTC and any transfer agent for the New Equity Interests) with respect to the treatment of the New Equity Interests to be issued under the Plan under applicable Securities Laws. Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Equity Interests through the facilities of DTC, DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC or any transfer agent for Securities) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Securities to be issued under the Plan are exempt from registration and/or eligible for book-entry delivery, settlement, and depository services (to the extent applicable).

112. Directors and Officers of the Reorganized Debtors. As of the Effective Date, the term of the current members of the board of directors or other Governing Body of each of the Debtors shall expire, such current directors shall be deemed to have resigned, and all of the directors for the initial term of the New Board and the other Governing Bodies shall be appointed in accordance with the New Organizational Documents. Each such member and officer of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors.

113. Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Debtors, the Reorganized Debtors, the Disbursing Agent, and any applicable withholding or reporting agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, any applicable withholding or reporting agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors and the Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

114. Documents, Mortgages, and Instruments. This Confirmation Order is, and shall be, binding upon and shall govern the acts of all Persons or Entities including all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal and state officials, and corresponding officials in all applicable jurisdictions, both foreign and domestic, and all other Persons and Entities who may be required, by operation of Law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, local, and foreign government agency is hereby directed to accept any and all documents and instruments necessary, useful, advisable, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan, including the Restructuring Transactions, and this Confirmation Order and, to the extent such Persons or Entities are not identified by the Debtors or Reorganized Debtors, as applicable, after reasonable due inquiry, the Debtors or Reorganized Debtors, as applicable, shall be granted power of attorney to sign on behalf of such Person or Entity.

115. Continued Effect of Stays and Injunction. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in these Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or this Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

116. Reversal/Stay/Modification/Vacatur of Confirmation Order. Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated, or stayed by subsequent order of the Bankruptcy Court, or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken under or in connection with the Plan before the Effective Date of any such reversal, stay, modification, or vacatur, including the validity of any obligation, indebtedness, or liability incurred by the Reorganized Debtors. Notwithstanding any such reversal, stay, modification, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the Effective Date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan or any amendments or modifications thereto.

117. Nonseverability of Plan Provisions Upon Confirmation. Each provision of the Plan is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ and the Required Consenting Stakeholders’ consent; and (c) nonseverable and mutually dependent.

118. Post-Confirmation Modifications. Without need for further order or authorization of the Bankruptcy Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered, to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan, subject to the terms of the Plan and the RSA (including the consent rights of the Consenting Stakeholders under the Plan and the RSA).

119. Applicable Non-bankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

120. Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to File any list, schedule, or statement with the Bankruptcy Court or the U.S. Trustee is permanently waived as to any such list, schedule, or statement not Filed as of the Confirmation Date.

121. Reporting. After entry of this Confirmation Order, the Debtors or Reorganized Debtors, as applicable, shall have no obligation to File with the Bankruptcy Court, serve on any parties, or otherwise provide any party with any other report that the Debtors or Reorganized Debtors, as applicable, were obligated to provide under the Bankruptcy Code or an order of the Bankruptcy Court, including obligations to provide any reports to any parties otherwise required under the “first” and “second” day orders entered in these Chapter 11 Cases.

122. Waiver of Section 341 Meeting of Creditors; Waiver of Schedules and Statements. Any requirement under section 341(e) for the United States Trustee to convene a meeting of creditors is permanently waived as of the Confirmation Date. Any requirement for the Debtors to File schedules of assets and liabilities and statements of financial affairs is permanently waived as of the Confirmation Date.

123. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.

124. Protections Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of these Chapter 11 Cases (or during these Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in these Chapter 11 Cases.

125. Provisions Regarding Certain Tax Authorities. Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive Cash equal to the full amount of its Claim or such other treatment in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

126. Provisions Regarding Chevron Agreements. Notwithstanding anything to the contrary in the Plan, this Confirmation Order, any document or agreement attached to or referenced in this Confirmation Order, or any other document or order related to these Chapter 11 Cases, the Debtors’ agreements with Chevron U.S.A. Inc. and its Company Affiliates (as defined in Wells Services Contract No. 2021.001172 between Chevron U.S.A. Inc. and Nine Energy Service, Inc., effective September 1, 2021, as amended from time to time, together, “Chevron”), including Wells Services Contract No. 2021.001172 and Contract No. 2023.009811 between Chevron and Nine Energy Service, Inc., and Well Services Agreement Contract No. CW2277589 between Hess Corporation and Nine Energy Services, Inc., as may be amended and supplemented from time to time (together, the “Chevron Contracts”), and any and all associated contracts, sub-agreements, purchase orders and Work Orders issued in connection with, pursuant to, and/or referencing the Chevron Contracts (all such agreements, Purchase Orders and Work Orders, collectively, the “Chevron Agreements”), are deemed assumed upon the occurrence of the Effective Date. Until the Effective Date, the Debtors, and on and after the Effective Date, the Reorganized Debtors, shall continue to have and perform the obligations under the Chevron Agreements in accordance with their terms. Subject to section 365(e) of the Bankruptcy Code in connection with these Chapter 11 cases, all rights and claims of the parties under the Chevron Agreements are expressly preserved and nothing in, about or related to these Chapter 11 cases (including this Confirmation Order), shall prevent the parties from maintaining, asserting, or pursuing any right, claim, or defense arising under the Chevron Agreements (including to audit rights or claims arising from any audit, indemnification rights, or setoff and recoupment rights and all warranty rights or claims available to Chevron). Notwithstanding anything to the contrary in this Confirmation Order, any document or agreement attached to or referenced in this Confirmation Order (including the Plan), or any other document or order related to these Chapter 11 Cases, nothing releases any entity from any right, claim, defense or Causes of Action of the parties to the Chevron Agreements.

127. Provisions Regarding NCS Multistage, LLC and NCS Multistage, Inc. Notwithstanding anything to the contrary in the Disclosure Statement, Plan, the Stipulation and Order Granting Relief from the Automatic Stay as it Applies to the Debtors’ Pending Appeal of the Patent Infringement Judgment [Docket No. 146] (the “Stipulation”), or herein, the rights, Claims, interests, or Causes of Action of NCS Multistage, LLC and NCS Multistage, Inc. (collectively, “NCS”) shall not be discharged, enjoined, released, or terminated by the Plan or this Confirmation Order. For the avoidance of doubt, NCS is not a Releasing Party under the Plan and not subject to the Third-Party Release in Art. VIII.D of the Plan. Further, nothing in the Disclosure Statement, Plan, Confirmation Order, or the Stipulation, shall impact or limit any claims, rights or remedies under applicable non-bankruptcy law that NCS has or may in the future have against the Debtor(s) and/or under the letters of credit and/or bonds issued in favor of NCS; and NCS’s claims, rights and remedies and litigation shall be unimpaired and unaffected by this Confirmation Order, the Plan, the Disclosure Statement or the Stipulation. In addition, notwithstanding anything to the contrary contained in the Disclosure Statement, Plan, Stipulation, or herein, NCS shall have no obligation to file a proof of claim in any of the Chapter 11 Cases for any claim it may have against the Debtor(s), including in respect of the pending litigation or the underlying claims related thereto, and all such claims shall be unimpaired and reinstated.

128. Provisions Regarding Texas Taxing Authorities. Notwithstanding anything to the contrary in the Definitive Documents, the tax year 2026 and prior ad valorem tax liens held by the Texas Taxing Authorities (the “Tax Liens”) are retained on the Debtors’ assets located within the Texas Taxing Authorities’ taxing jurisdictions until all such tax years have been paid in full. The lien priority of the Tax Liens shall not be primed or subordinated by any exit financing approved by the Court in conjunction with Confirmation, solely to the extent the Texas Taxing Authorities’ liens (i) arose in the ordinary course of business pursuant to applicable non-bankruptcy law, and (ii) are valid, senior, properly perfected, binding, enforceable, and non-avoidable pursuant to applicable non-bankruptcy law. The claims and liens of the Texas Taxing Authorities shall remain subject to any objections any party would otherwise be entitled to raise as to the priority, validity, extent, or amount of such claims and liens. Subject to the Debtors’ and the Reorganized Debtors’ reservation of rights below, in the event that collateral that secures the Allowed Claims of the Texas Taxing Authorities with respect to ad valorem taxes (the “Texas Taxing Authority Claims”) is sold or returned to a creditor holding a lien that is junior to the Tax Liens, the Debtors shall first pay all ad valorem property taxes owed to the Texas Taxing Authorities that are secured by such collateral, solely to the extent the Debtors are liable for such ad valorem property taxes under applicable non-bankruptcy law. The Debtors shall pay all post-petition ad valorem tax liabilities (tax year 2027 and subsequent tax years) owing to the Texas Taxing Authorities in the ordinary course of business as such tax debt comes due and prior to said ad valorem taxes becoming delinquent without the need of the Texas Taxing Authorities to file an administrative expense claim and/or request for payment. All rights and defenses of the Debtors and Reorganized Debtors under non-bankruptcy Law and the Bankruptcy Code are reserved and preserved with respect to this provision of the Confirmation Order and the Texas Taxing Authority Claims, including their right to dispute or object to the Texas Taxing Authority Claims and liens.

129. Provisions Regarding the Texas Comptroller. Notwithstanding anything else to the contrary in the Plan or this Confirmation Order, the Texas Comptroller of Public Accounts (the “Texas Comptroller”) reserves the following rights: (1) any statutory or common law setoff rights in accordance with section 553 of the Bankruptcy Code; (2) any rights to pursue any non-debtor third parties for tax debts or claims; (3) the payment of interest on the Texas Comptroller’s allowed administrative expense tax claims, if any; (4) to the extent that interest is payable under applicable bankruptcy and non-bankruptcy law with respect to any allowed administrative expense, priority, or secured tax claim of the Texas Comptroller, payment of interest at the statutory rate of interest pursuant to Texas Tax Code § 111.060; and (5) the Texas Comptroller is not required to File a motion or application for payment of administrative expense claims pursuant to section 503(b)(1)(D) of the Bankruptcy Code.

130. The Texas Comptroller is not a Releasing Party and affirmatively opts out of the Third-Party Release. For the avoidance of doubt, the Texas Comptroller will receive interest on its Allowed Priority Tax Claims after the Effective Date as required by sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

131. Should the Reorganized Debtors fail to make any payments as to an agency of the State of Texas that are required in the Plan or this Confirmation Order, the Texas Comptroller shall provide written notice of that such default to the Reorganized Debtors and the Reorganized Debtors’ attorneys advising of that default. Following receipt of such notice, the Reorganized Debtors shall have twenty-one (21) days to cure the default. The Reorganized Debtors shall be allowed to cure up to two such defaults. Upon the third such default, the Texas Comptroller may pursue all rights and remedies available under applicable Texas law to collect the full amount of all taxes, penalties, and interest owed. Notwithstanding anything in this or the foregoing paragraphs to the contrary, (a) Debtors reserve the right to object to any Claim of the Texas Comptroller, and (b) nothing in this or the foregoing paragraphs shall be construed as an admission by any party of liability to the Texas Comptroller.

132. Provisions Regarding Trisura Insurance Company. Notwithstanding anything to the contrary in this Plan, the following contracts with the Debtor, Nine Energy Service, Inc. are not executory contracts within the scope of section 365 of the Bankruptcy Code: (1) the Supersedeas Bond, No. TIC02915, with a penal sum of $775,000.00 in favor of Plaintiffs/Obligees, NCS where Nine Energy is the principal and Defendant in litigation pending in the United States District Court for the Western District of Texas (Waco Division), Case No. 6:20-CV-00277-ADA, dated June 30, 2022 and (2) the “Short Form Indemnity Agreement” dated June 27, 2022 that was executed by Nine Energy in favor of Trisura Insurance Company.

133. Notice of Confirmation and Effective Date. The Reorganized Debtors shall cause to be served a notice of entry of this Confirmation Order and the occurrence of the Effective Date, substantially in the form attached hereto as Exhibit B (as may be revised to the applicable Debtors, the “Notice of Effective Date”), in accordance with Bankruptcy Rules 2002 and 3020(c) on all Holders of Claims and Interests within ten (10) Business Days after the Effective Date. Notwithstanding the above, no notice of Confirmation or Consummation or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed the Combined Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. The Combined Hearing Notice and the Notice of Effective Date are adequate under the particular circumstances of these Chapter 11 Cases and no other or further notice is necessary.

134. Failure of Consummation. If Consummation does not occur, the Plan shall be null and void in all respects and nothing contained in the RSA, the Plan, or the Disclosure Statement shall: (a) constitute a waiver or release of any Claims by the Debtors or any Holder of Claims or Interests, or any other Entity; (b) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity, respectively; provided that all provisions of the RSA that survive termination thereof shall remain in effect in accordance with the terms thereof.

135. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101(2) of the Bankruptcy Code.

136. Waiver of Stay. For good cause shown, any stay of this Confirmation Order provided by any Bankruptcy Rule or Bankruptcy Local Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Bankruptcy Court.

137. References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.

138. Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

139. Effect of Conflict. This Confirmation Order supersedes any Bankruptcy Court order entered prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between this Confirmation Order and the Plan, this Confirmation Order shall control.

140. Final Order. This Confirmation Order is a Final Order, and the period in which an appeal must be Filed shall commence upon the entry hereof.

141. Retention of Jurisdiction. The Bankruptcy Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, these Chapter 11 Cases, including the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code.

Houston, Texas
Dated: March 4, 2026

/s/ Christopher M. Lopez
HONORABLE CHRISTOPHER M. LOPEZ
UNITED STATES BANKRUPTCY JUDGE

Exhibit A

Plan

Filed at Docket No. 173

Exhibit B

Notice of Effective Date

IN THE UNITED STATES BANKRUPTCY COURT
for the Southern District of TexaS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
NINE ENERGY SERVICE, INC., et al.,[1]	)	Case No. 26-90295 (CML)
)
Debtors.	)	(Jointly Administered)
)

NOTICE OF (I) ENTRY OF ORDER
(A) APPROVING THE DEBTORS’ DISCLOSURE
STATEMENT FOR THE JOINT PREPACKAGED PLAN
OF REORGANIZATION OF NINE ENERGY SERVICE, INC.
AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11
OF THE BANKRUPTCY CODE, (B) CONFIRMING THE AMENDED
JOINT PREPACKAGED PLAN OF REORGANIZATION OF NINE ENERGY
SERVICE, INC. AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11
OF THE BANKRUPTCY CODE AND (II) OCCURRENCE OF EFFECTIVE DATE

On March [●], 2026, the Honorable Christopher M. Lopez, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), entered the Order (I) Approving the Debtors’ Disclosure Statement for the Joint Prepackaged Plan of Reorganization of Nine Energy Service, Inc. And Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, (II) Confirming the Joint Prepackaged Plan of Reorganization of Nine Energy Service, Inc. And Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, and (III) Granting Related Relief [Docket No. [●]] (the “Confirmation Order”) confirming the Plan2 of the above-captioned debtors (collectively, the “Debtors”).

The Effective Date of the Plan occurred on March [●], 2026.

The Confirmation Order, the Plan, and copies of all documents Filed in these Chapter 11 Cases are available free of charge by (a) calling the Debtors’ restructuring hotline at (877) 269-3874 (U.S. & Canada toll free) or +1 (971) 257-1895 (international); or (b) visiting the Debtors’ restructuring website at: https://dm.epiq11.com/NineEnergy. You may also obtain copies of any pleadings Filed in these Chapter 11 Cases for a fee via PACER at: www.txs.uscourts.gov.

The Bankruptcy Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article VIII of the Plan.

The Plan and its provisions are binding on the Debtors, the Reorganized Debtors, the Disbursing Agent, and any Holder of a Claim or an Interest and such Holder’s respective successors and assigns regardless of whether the Claim or the Interest of such Holder is Impaired under the Plan and whether such Holder voted to accept the Plan.

The Plan and this Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and this Confirmation Order in their entirety.

[Remainder of Page Intentionally Left Blank.]

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at https://dm.epiq11.com/NineEnergy. The location of Nine Energy Service, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 2001 Kirby Drive, Suite 200, Houston, TX 77019.
[2]	Capitalized terms used but not otherwise defined herein have the meanings given to them in the Amended Joint Prepackaged Plan of Reorganization of Nine Energy Service, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code] [Docket No. 173] (as may be modified, amended, and supplemented from time to time, the “Plan”) or the Confirmation Order, as applicable.

Dated: [●], 2026
Houston, Texas

/s/ [DRAFT]
KANE RUSSELL COLEMAN LOGAN PC		KIRKLAND & ELLIS LLP
John J. Kane (TX Bar No. 24066794)		KIRKLAND & ELLIS INTERNATIONAL LLP
Kyle Woodard (TX Bar No. 24102661)		Chad J. Husnick, P.C. (admitted pro hac vice)
JaKayla J. DaBera (TX Bar No. 24129114)		333 West Wolf Point Plaza
901 Main Street, Suite 5200		Chicago, Illinois 60654
Dallas, Texas 75202		Telephone:	(312) 862-2000
Telephone:	(713) 425-7400	Facsimile:	(312) 862-2200:
Facsimile:	(713) 425-7700	Email:	chad.husnick@kirkland.com
Email:	jkane@krcl.com
kwoodard@krcl.com
jdabera@krcl.com

-and-		-and-

Michael P. Ridulfo (TX Bar No. 16902020)		Ross J. Fiedler (admitted pro hac vice)
Sage Plaza, 5151 San Felipe, Suite 800		601 Lexington Avenue
Houston, Texas 77056		New York, New York 10022
Telephone:	(713) 425-7400	Telephone:	(212) 446-4800
Facsimile:	(713) 425-7700	Facsimile:	(212) 446-4900
Email:	mridulfo@krcl.com	Email:	ross.fiedler@kirkland.com

Proposed Co-Counsel for the Debtors		Proposed Co-Counsel for the Debtors
and Debtors in Possession		and Debtors in Possession

Certificate of Service

I certify that on March [●], 2026, I caused a copy of the foregoing document to be served by the Electronic Case Filing System for the United States Bankruptcy Court for the Southern District of Texas. Additionally, the foregoing document will be served as set forth in a forthcoming affidavit filed by the Debtors’ proposed claims agent.

/s/ [DRAFT]
JaKayla J. DaBera